                                                                    Exhibit 99.1

              FORM 3 CONTINUATION SHEET - JOINT FILER INFORMATION

        This Form 3 is filed jointly by JMB Capital Partners Master Fund, L.P.
and Jonathan Brooks. The principal business address of each of the reporting persons is c/o Smithwood Advisers, L.P., 1999 Avenue of the Stars, Suite 2040,
Los Angeles, California 90067.

Name of Designated Filer: Jonathan Brooks
Date of Event Requiring Statement: July 28, 2008
Issuer Name and Ticker or Trading Symbol: Maguire Properties, Inc. [MPG]

        IN WITNESS WHEREOF, the undersigned hereby attach their signatures to this Exhibit 99.1 to the Statement of Form 3 as of August 7, 2008.

                                   JMB CAPITAL PARTNERS MASTER FUND, L.P.

                                      BY: SMITHWOOD PARTNERS, LLC
                                      Its General Partner

                                                 By:    /s/  Jonathan Brooks
                                                 -------------------------------
                                                 Name:  Jonathan Brooks
                                                 Title: Managing Member

                                   JONATHAN BROOKS

                                                 /s/  Jonathan Brooks
                                                 -------------------------------